Exhibit 10.8

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT, dated as of August 12, 2005, between Chesapeake Corporation, a Virginia corporation (the “Company”), and Thomas G. Hayes (the “Executive”).

WHEREAS, the Company and the Executive entered into an Executive Employment Agreement (the “Agreement”) dated March 28, 2005; and

WHEREAS, pursuant to the Agreement, the Agreement may be amended by mutual consent of the Company and the Executive; and

WHEREAS, the Company and the Executive desire to amend the Agreement;

NOW THEREFORE, the Agreement is hereby amended in the following respects:

Section 1 (b) is amended to read as follows:

(b) The period described in paragraph (a) shall be extended for an additional twelve months unless the Company, before each November 1 of any year, provides written notice to the Executive that the period will not be extended. The preceding sentence shall first be effective to extend the period described in paragraph (a) until December 31, 2007, unless written notice to the contrary is provided to the Executive by the Company before November 1, 2005.

Except as provided above, the terms of the Agreement, dated March 28, 2005 shall remain in effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to Executive Employment Agreement to be duly executed on its behalf and the Executive has duly executed this First Amendment to Executive Employment Agreement, all as of the date first above written.

EXECUTIVE	CHESAPEAKE CORPORATION

/s/ Thomas G. Hayes	/s/ J.P. Causey Jr.
Thomas G. Hayes	J.P. Causey Jr.
Executive Vice President, Secretary & General Counsel